Exhibit 4.26.5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

AMENDMENT NO. 6

Dated 1 April 2020

to

SRV LNG CARRIER TIME CHARTERPARTY

(HULL 1689 / CAPE ANN)

between

SRV JOINT GAS TWO LTD

and

TOTAL GAS & POWER LIMITED, LONDON, MEYRIN-GENEVA BRANCH

dated 20 March 2007

This amendment no. 6 (the "Amendment No. 6") is made on this 1 day of April 2020

BETWEEN

(i)	SRV Joint Gas Two Ltd., a company incorporated and existing under the laws of the Cayman Islands ("Owner")

AND

(ii)	Total Gas & Power Limited, London, Meyrin-Geneva Branch (a branch office of TOTAL GAS & POWER LIMITED # UK company number 02172239) registered in Geneva, Switzerland under number CHE-309.541.427 ("Charterer")

(each a "Party" and collectively, the "Parties")

RECITALS

(A)	Disputes have arisen between the Parties under the Time Charterparty originally dated 20 March 2007 as novated by novation agreements dated 20 December 2007, 25 March 2010 and 20 December 2019 and as amended by Amendment No. 1 dated 20 June 2012, Amendment No. 2 dated 20 June 2012, Amendment No. 3 dated 23 April 2014, Amendment No. 4 dated 23 October 2017, Amendment No. 5 dated 20 February 2020 and as further novated and/or amended from time to time (the "Charter").

(B)	In order to settle the disputes, the Parties have agreed that as from the date hereof any claim by Charterer in relation to excess boil-off pursuant to clause 27 of the Charterparty, shall be determined in accordance with the Boil-Off Calculation Procedure annexed hereto.

(C)	The Parties now wish to enter into this Amendment No. 6 to amend certain provisions of the Charter.

NOW THEREFORE in consideration of the premises and mutual covenants herein contained (and for other good and valuable consideration the receipt and sufficiency the Parties hereby acknowledge), the Parties have agreed as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Terms defined in the Charter shall have the same meaning when used in this Amendment No. 6, unless defined below.

1.2	The rules of interpretation of the Charter shall apply to this Amendment No. 6 as if set out in this Amendment No. 6.

2	BOIL-OFF CALCULATION PROCEDURE

2.1	The Parties agree that:

2.1.1	The amount ascertained in favour of the Charterer under the Boil-Off Calculation Procedure will be the sole remedy in respect of any claims Charterer may have in relation to the maximum daily boil-off under clause 27 from the date hereof.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

2.1.2	Charterer shall only be entitled to make deductions from hire in relation to excess boil-off calculated under the Boil-Off Calculation Procedure in accordance with the provisions of the Boil-Off Calculation Procedure.

2.2	The Parties agree that Appendix I Section 7 shall be amended to provide that, for the purpose of any claims pursuant to the Boil-Off Calculation Procedure:

2.2.1	the Performance Period referred to in Section 7 shall be construed to mean a period of ***** months (or part thereof), the first of which will be deemed to expire at *****.

2.2.2	The performance of the Vessel shall be assessed within *****days after each Voyage, using Voyage as defined under the Boil-Off Calculation Procedure.

3	EFFECT OF AMENDMENT

Except as specifically provided herein, the Charter, as amended hereby, remains in full force and effect.

4	GOVERNING LAW AND JURISDICTION

Clause 53 of the Charter shall apply to this Amendment No. 6.

This Amendment No. 6 has been executed and is delivered and takes effect on the date stated at the beginning of it.

Signed by	/s/ Veronica B. Sandnes
signature
for and on behalf of	VERONICA B. SANDNES
SRV JOINT GAS TWO LTD	print name	ATTORNEY-IN-FACT

Signed by	/s/ Laurent Vivier
signature
for and on behalf of	Laurent Vivier
TOTAL GAS & POWER LIMITED, LONDON, MEYRIN-GENEVA BRANCH	print name

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Boil-off gas performance calculation procedure: a contractual code for evaluating the boil off performance of vessel “CAPE ANN” (the “Vessel”)

This calculation procedure (the “Boil-Off Calculation Procedure” or the “Procedure”) sets out the contractual code for establishing liability and calculating the relevant deduction from hire for breach of the boil off guarantees under a charterparty dated 20 March 2007 (the “Charter”). Owner and Charterer have agreed this shall be the sole remedy for any claims against Owner for excess boil off.

Terms defined in the Charter shall have the same meaning when used in the Boil-Off Calculation Procedure unless separately defined below.

INTRODUCTION

Owner and Charterer have agreed to implement this Boil-Off Calculation Procedure to provide for a method of evaluating the boil off performance of the Vessel when operating in LNG carrier mode. The Procedure is based on the following principles:

(A)	The Vessel’s boil off performance will be assessed after each Voyage.

(B)	The actual amount of boil off on a Voyage in m3 shall be calculated by subtracting the volume of LNG contained in the Vessel's tanks at gauging after the sea passage while at berth from the volume therein at gauging before the sea passage while at berth (closing CTMS to opening CTMS).

(C)	The actual boil off calculated pursuant to B above will be converted to MT of HFO equivalent and compared to the boil off gas allowance permitted under this Procedure.

(D)	Performance will be assessed within ***** days after each Voyage by the respective operational departments, based on data reported by the Master in Owner’s database. If such assessment shows a boil-off performance falling below the performance guaranteed under this Procedure, then subject to paragraph 13 below, the Charterer shall be entitled to a deduction from hire under Clause 12(a) of the Charterparty equal to the value of the excess boil off gas calculated using this Procedure. Any such potential hire deduction for excess boil off will be reconciled immediately after the performance assessment has been completed.

(E)	Charterer shall be granted access as soon as possible to Owner’s database, which will gather information received from the Vessel that is to be used in this procedure as soon as such capability and relevant platforms are established (the “Database”, containing “Data”). Pending such access being granted, the Owner shall make available to the Charterer an extract of Owner’s database promptly after each Voyage and no later than ***** days after each Voyage.

(F)	The Parties shall cross check the sum of flow meter readings reported in noon reports over the Voyage with CTMS to CTMS. In cases where a disproportionate discrepancy is observed, each Party shall notify the other and discuss such discrepancies in good faith and in accordance with the Procedure.

(G)	The Procedure will not apply to boil off during Adverse Weather Periods and such Periods will be excluded from the performance calculations thereunder.

(H)	During an Adverse Weather Period, the aggregate of flow meter measurements as reported in m3 of LNG in the Database from engines and GCU (mass flow meter from engines and orifice GCU) and the period between the measurements shall be excluded from the calculations under the Procedure.

(I)	Boil off performance after the deduction of Adverse Weather Periods (as a percentage of boil off gas (“BOG”) rate calculated over a Voyage) cannot be less favourable for Owner as the calculation without such deduction;

(J)	BOG resulting from forced vaporization carried out under Charterer’s written instructions shall be accounted for in the Procedure in accordance with the below.

FORCED VAPORISATION IN GAS MODE

1	Forced vaporisation may happen only with Charterers’ written consent.

2	Speed required to execute a Voyage and the corresponding fuel required to achieve that speed is taken into account in assessing boil off performance when sailing in gas mode only.

3	The parties recognise the challenges of accurately determining the quantity of LNG used in forced vaporisation because there are several ways in which forced vaporisation is achieved (e.g. by use of the forcing vaporiser, cargo tank spraying with liquid circulation, cofferdam temperature control etc.). Therefore, the Parties agree:

3.1	not to make deductions from the performance calculations for forced vaporization in the Procedure; and instead

3.2	to use the below speed versus consumption table to account for theoretical forced vaporization needed to reach any given speed during a Voyage.

4	For the sake of simplicity, this mechanism shall be used for both laden and ballast Voyages performed in gas mode.

VESSEL SPEED VS CONSUMPTION CURVE

5	The Parties have established a speed versus consumption curve for the sole purpose of the Procedure, as set out in Table A below.

6	The actual boil off quantity measured during a Voyage in m3 shall be converted into metric tons (MT) of HFO equivalent in accordance with this Procedure, and that figure shall be compared with the accumulated daily fuel consumption derived from Table A (after deductions made for those circumstances excluded from the Procedure). The difference in MT of HFO equivalent between the measured boil off quantity converted in MT of HFO equivalent and the Table A boil off quantity, if positive, is the excess boil off quantity for the purpose of establishing liability under Clause 27 of each Charter respectively and for the purpose of calculating the quantum of the applicable hire deduction in accordance with this Procedure.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

TABLE A

Reference Fuel Consumption Table In Tons of HFO equivalent per day
kt	Laden	Ballast
19.5	*****	*****
19	*****	*****
18.5	*****	*****
18	*****	*****
17.5	*****	*****
17	*****	*****
16.5	*****	*****
16	*****	*****
15.5	*****	*****
15	*****	*****
14.5	*****	*****
14	*****	*****

EXCLUSIONS

7	When Charterer gives written orders directing cargo conditioning or tank pressure to be reduced to meet certain discharge terminal requirements, the period from when these particular operations have commenced until the end of the particular Voyage shall be excluded from the calculations hereunder.

DUAL FUEL MODE

8	Charterer at its sole discretion may, from time to time during a Voyage, instruct the Vessel in writing to use dual fuel mode burning in order to avoid forced vaporization and consequently use natural boil off gas (NBOG) supplemented by burning liquid fuel, instead of forcing additional LNG for propulsion.

9	Consequently, during period of Dual Fuel mode, boil off gas allowance shall be the daily guaranteed NBOG allowance being respectively *****MT/d fuel oil equivalent for ballast Voyage and *****MT/d of fuel oil equivalent in laden Voyage. For the sake of clarity Adverse Weather Periods may apply during a dual fuel mode period and shall be excluded from the calculations in accordance with the provisions set out in this Procedure.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

10	Any liquid fuel consumed during periods of dual fuel mode shall be removed from the Boil Off Calculation Procedure for said Voyage.

VALUATION OF BOIL OFF GAS IN EXCESS

11	Where excess boil off on a Voyage is established under this Procedure, such excess boil off will be valued by way of the below calculation.

12	For the purpose of the Boil Off Calculation Procedure, the energy content of one cubic meter of LNG shall be determined by surveyor report at loading for laden Voyages and at unloading for ballast Voyages and expressed in MMBtu/m3.

12.1	For Voyages ending east of Suez, the excess boil-off gas shall be valued at the average JKM price published by Platts at the date of Voyage start for the month ahead (Cumulative monthly average for the month ahead – code AAOVS00)

12.2	For Voyages ending west of Suez, the excess boil-off gas shall be valued at the average TTF price published by Heren at the date of Voyage start for the month ahead. As TTF is published in Euro/MWh (25°C,1atm), the conversion factors to be used to obtain the TTF price in USD/MBtu (25°C1atm) shall be the following:

12.3	1 MWh = 3.4121456 MBtu

12.4	1 MWH (25°C,1atm) = 3.42068432 MBTU (0°C, 1atm)

12.5	1 MWH (25°C,1 atm) = 3.41726706 MBTU (15°C) 1atm)

12.6	Euro/USD exchange rate of the day of Voyage start published by ECB (https://www.ecb.europa.eu/stats/policy_and_exchange_rates/euro_reference_ex change_rates/html/eurofxref-graph-usd.en.html [ecb.europa.eu])]

13	The value of excess boil off calculated as above shall be accumulated after each Voyage and settled on a ***** basis (*****) for Voyages completed in preceding ***** months (or part thereof) and if such deduction is agreed by both parties it shall be deducted from hire with ***** hire invoices respectively. In the event of dispute, the undisputed portion (if any) shall be deducted from hire as above, and any disputed portion shall be referred to arbitration under the Charterparty.

14	The attached Excel worksheets demonstrate how the parties have agreed to perform excess boil off calculations under this Procedure and form part of this Procedure. Excel worksheets calculation method shall prevail in case of dispute with Procedure’s wording.

REVIEW OF BOIL OFF GAS PERFORMANCE CALCULATION PROCEDURE

15	Owner and Charterer shall verify the effectiveness of the Procedure after ***** of implementation.

16	If required Owner and Charterer shall discuss in good faith and agree on potential adjustments to the Procedure.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

DEFINITIONS

“Adverse Weather Period” for the purpose of calculating boil off performance under this procedure, means any day, noon to noon, when winds are Force ***** or above on the Beaufort scale for more than ***** hours in aggregate.

“BOG” means boil off gas.

“Forced Vaporisation” means purposefully generating additional boil off solely to provide more fuel”.

“Voyage” means a sea passage of the Vessel either in laden or in ballast condition, that starts at closing of CTMS before the Vessel leaves berth at one LNG terminal and ends at the opening of CTMS when the Vessel arrives at berth at the next LNG terminal. A Voyage may or may not be part of a round trip. In case of partial unloading, both ***** leg and the ***** leg shall count as laden Voyages and performance and calculation shall be conducted accordingly.

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